EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Implant Sciences Corporation

Wakefield, MA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-109678, 333-117366 ) and Form S-8 (No.333-111117) of Implant Sciences Corporation of our report dated September 21, 2005, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB.

/s/ BDO Seidman, LLP

Boston, MA

October 13, 2005